UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 26, 2006

GARPA RESOURCES, INC.

(Exact name of registrant as specified in its charter)

NEVADA (State of incorporation or organization)	000-51718 (Commission File Number)	20-0716175 (IRS Identification No.)

5411 Calderwood Crescent,Richmond, British Columbia, Canada (Address of principal executive offices)	V7C 3G2 (Zip Code)

Registrant's Telephone Number, including area code: (604) 681-0209

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2006, Garpa Resources, Inc. filed for an extension via its trustee Gary Schellenberg (the “Trustee”) for mining claims KRL1248309 and KRL1248362 in the Red Lake mining division, in Ontario, Canada. The Ministry of Northern Development and Mines has granted the Trustee an extension to August 4, 2006, for work and filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2006

By: /s/ Gary Schellenberg

Gary Schellenberg
Principal Executive Officer